Third Quarter 2024 Earnings Presentation Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Measures 2 Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the merger of Allegiance Bancshares, Inc. with and into and CBTX, Inc. (the “Merger”) which became effective on October 1, 2022, including the future financial performance of Stellar Bancorp, Inc. (the “Company”), operating results, plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms. Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. GAAP Reconciliation of Non-GAAP Financial Measures The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. The Company believes that these non- GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, the Company reviews pre-tax, pre-provision income; pre-tax pre-provision ROAA, the ratio of tangible equity to tangible assets; net interest margin (tax equivalent) excluding purchase accounting adjustments; and loan yield excluding accretion for internal planning and forecasting purposes. The Company has included in this presentation information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

3 (1) Deposit market share based on FDIC data as of June 30, 2024. (2) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches (3) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Houston’s Largest Regionally Focused Bank  Valuable franchise in one of the best markets in the U.S. • 6th in deposit market share for Houston region(1)(2) • 1st in deposit market share for Texas-based banks in the Houston region(1)(2) • Noninterest-bearing deposits to total deposits of 37.8%  Strong core earnings power and capital position at third quarter 2024 • Net interest margin (tax equivalent) of 4.19% • Net interest margin (tax equivalent) excluding purchase accounting adjustments of 3.91%(3) • Total capital ratio (to risk weighted-assets) of 15.91% Banking Centers Banking Centers Free-standing ATM 9/30/2024 6/30/2024 Total assets 10,629,777$ 10,723,663$ Total loans 7,551,124 7,713,897 Total deposits 8,742,601 8,725,303 Total loans to total deposits 86.37% 88.41% Net interest margin (tax equivalent) 4.19% 4.24% Net interest margin (tax equivalent) excluding PPA (3) 3.91% 3.82% Noninterest-bearing deposits to total deposits 37.78% 37.92% (Dollars in thousands)

$30.1 $25.3 $13.2 $9.0 $8.6 $7.8 $5.7 $5.7 $5.7 $5.3 $3.4 $3.0 $2.6 $2.4 $2.3 $2.1 $1.9 JPMorgan Wells Fargo BofA Zions PNC Frost Prosperity Cadence Woodforest Capital One Third Coast Comerica Truist BOK Regions Texas Capital Texas Independent Focused on Serving the Houston Region 4 Note: Deposit market share based on FDIC data as of June 30, 2024. 1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches. Source: S&P Capital IQ Pro Stellar Houston Region Market Share(1) Deposits (dollars in billions) $150.8 Houston Percent of Houston Total Assets Region(1) Company Region Market Name ($B) Deposits ($B) Deposits (%) Share (%) JPMorgan 4,143 150.8 7.5 47.4 Wells Fargo 1,940 30.1 2.1 9.5 BofA 3,258 25.3 1.3 7.9 Zions 88 13.2 17.8 4.1 PNC 557 9.0 2.1 2.8 Stellar 11 8.6 97.6 2.7 Frost 49 7.8 19.1 2.4 Prosperity 40 5.7 20.5 1.8 Cadence 48 5.7 15.1 1.8 Woodforest 10 5.7 70.9 1.8 Capital One 480 5.3 1.4 1.7 Third Coast 4 3.4 87.4 1.1 Comerica 80 3.0 4.8 1.0 Truist 520 2.6 0.7 0.8 BOK 50 2.4 6.5 0.8 Regions 154 2.3 1.8 0.7 Texas Capital 30 2.1 8.7 0.7 Texas Independent 2 1.9 100 0.6

5 Third Quarter 2024 Highlights (1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix.  Solid Profitability: Third quarter 2024 net income of $33.9 million, or diluted earnings per share of $0.63, translated into an annualized return on average assets of 1.27%, an annualized return on average equity of 8.49% and an annualized return on average tangible equity of 13.63%(1).  Strong Net Interest Margin: Tax equivalent net interest margin was 4.19% for the third quarter of 2024 compared to 4.24% for the second quarter of 2024. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.91%(1) for the third quarter of 2024 compared to 3.82%(1) for the second quarter of 2024.  Meaningful Capital and Book Value Build: Total risk-based capital ratio increased to 15.91% at September 30, 2024 from 15.34% at June 30, 2024, book value per share increased to $30.43 from $29.23 at June 30, 2024 and tangible book value per share increased to $19.28(1) from $18.00(1) at June 30, 2024.  Improving Credit Metrics: Nonperforming loans decreased $18.8 million to $32.1 million at September 30, 2024 from $50.9 million at June 30, 2024. Allowance for credit losses on loans to nonperforming loans increased to 262.92% at September 30, 2024 from 186.17% at June 30, 2024. Tangible Book Value Per Share (1) Total Capital Ratio $14.02 $17.02 $19.28 12/31/2022 12/31/2023 9/30/2024 12.39% 14.02% 15.91% 12/31/2022 12/31/2023 9/30/2024

Deposit Summary 6 Deposit Portfolio Composition Deposits (in millions) Maintaining Discipline Navigating Competitive Deposit Market As of September 30, 2024: • Noninterest-bearing deposits to total deposits: 37.8% • Cost of deposits: 2.15% • Cost of funds: 2.24% • Loan to deposit ratio: 86.37% • Brokered deposits: $649.4 million at September 30, 2024 from $741.3 million at June 30, 2024 . (1) NIB 37.8% IB Demand 18.0% MMDA & Sav. 26.1% CD's 18.1% Q3 2024 Q2 2024 Noninterest-bearing ("NIB") 3,303,048$ 3,308,441$ Interest-bearing demand ("IB Demand") 1,571,504 1,564,405 Money market and savings ("MMDA & Sav.") 2,280,651 2,213,031 Certificates and other time ("CD's") 1,587,398 1,639,426 Total deposits 8,742,601$ 8,725,303$ (Dollars in thousands)

Loan Summary

Loan Portfolio Composition

	Q3 2024	Q2 2024
	(In thousands)	
Commercial and Industrial ("C&I")	$ 1,350,753	$ 1,396,064
Nonowner-occupied Commercial Real Estate ("NOO CRE")	1,689,530	1,694,022
Owner-occupied CRE ("OO CRE")	1,871,742	1,912,387
Multifamily Real Estate ("MF")	415,024	423,262
Total Commercial Real Estate	3,976,296	4,029,671
CRE Construction & Development ("CRE C&D")	890,316	922,805
1-4 Family Residential ("1-4 Family")	1,112,235	1,098,681
Residential Construction ("Resi. C&D")	161,494	200,134
Consumer and other ("Other")	60,030	66,542
Total	$ 7,551,124	$ 7,713,897



C&I
17.9%
1-4 Family
14.7%
MF
5.5%
Resi. C&D
2.1%
Other
0.8%
CRE C&D
11.8%
NOO CRE
22.4%
OO CRE
24.8%

	Q3 2024				Q2 2024			
	Average Outstanding Balance	Interest Earned	Average Yield	Excl. PAA[(1)]	Average Outstanding Balance	Interest Earned	Average Yield	Excl. PAA[(1)]
	(Dollars in thousands)							
Interest-earning Assets:								
Loans	$ 7,627,522	$ 132,372	6.90%	6.55%	$ 7,808,320	$ 135,885	7.00%	6.48%
Securities	1,676,614	14,712	3.49%		1,549,638	12,739	3.31%	
Deposits in other financial institutions	339,493	4,692	5.50%		258,916	3,555	5.52%	
Total interest-earning assets	$ 9,643,629	$ 151,776	6.26%	5.98%	$ 9,616,874	$ 152,179	6.36%	5.94%

(1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix.

stellar BANCORP, INC.

7

Asset Quality Summary 8 Nonperforming Loans by Type (1) Combined represents the simple addition of legacy balances for 2022; estimated.  Nonperforming loans to total loans: • 0.43% at September 30, 2024 compared to 0.66% as of June 30, 2024  Allowance for credit losses on loans to nonperforming loans: • 262.92% at September 30, 2024 compared to 186.17% as of June 30, 2024  Allowance for credit losses on loans: • $84.5 million, or 1.12% of total loans, at September 30, 2024, compared to $94.8 million, or 1.23% of total loans, as of June 30, 2024 C&I 30.2% Other 0.9% CRE 33.3% CRE C&D 13.0% 1-4 Family 22.6% Nonaccrual Loans with No Related Allowance Nonaccrual Loans with Related Allowance Total Nonaccrual Loans Commercial and industrial 4,832$ 4,886$ 9,718$ Commercial real estate (including multi-family residential) 8,773 1,922 10,695 Commercial real estate construction and land development 79 4,104 4,183 1-4 family residential (including equity) 5,509 1,750 7,259 Residential construction — 121 121 Consumer and other 86 78 164 19,279$ 12,861$ 32,140$ (In thousands) Q3 2024 Q2 2024 Total nonperforming loans 32,140$ 50,906$ Nonperforming loans to total loans 0.43% 0.66% Total nonperforming assets 35,124$ 53,454$ Nonperforming assets to total assets 0.33% 0.50% Net charge-offs (recoveries) 3,933$ (1)$ Net charge-offs to average loans (annualized) 0.21% 0.00% YTD net charge-offs 4,646$ 713$ YTD net charge-offs to average loans (annualized) 0.08% 0.02% (Dollars in thousands)

CRE and Office Detail: Q3 2024

CRE (incl. multifamily) by Property Type



Other 13.6%
Retail 16.9%
Office 10.6%
Warehouse 14.1%
C-Store 11.1%
Multi-family 10.8%
Industrial 4.3%
Hotel / Motel 4.2%
Restaurant / Bar 4.2%
Auto Sales / Repair 4.0%
Church 3.3%
Healthcare 2.9%

CRE - Office



Owner-occupied 40.2%
Non-owner occupied 59.8%

(Dollars In thousands)

Property Type	Balance	Average Loan Size	% of Total
Retail	$ 673,140	$ 1,320	16.9%
Warehouse	557,764	762	14.1%
Convenience Store (C-Store)	441,031	1,345	11.1%
Multi-family	427,736	1,910	10.8%
Office	421,990	826	10.6%
Industrial	171,845	1,606	4.3%
Hotel / Motel	168,205	4,005	4.2%
Restaurant / Bar	167,316	1,046	4.2%
Auto Sales / Repair	159,532	728	4.0%
Church	130,958	949	3.3%
Healthcare	113,855	1,116	2.9%
Other	542,924	1,188	13.6%
Total	$ 3,976,296	1,126	100.0%

(Dollars in thousands)

Collateral Type	Number	Balance	% of Total	Average Loan Size
Multi-Story Office Building	128	$ 235,572	55.8%	$1,840
Single Story Office Building	312	134,020	31.8%	430
Flex Office Space	71	52,398	12.4%	738
Total	511	$ 421,990	100.0%	826

(Dollars in thousands)

Maturity	Number	Balance	% of Total	Average Loan Size
0 - 12 months	81	$ 61,518	14.6%	$ 759
13 - 24 months	77	48,130	11.4%	625
25 - 36 months	84	99,227	23.5%	1,181
37 - 48 months	38	22,467	5.3%	591
49 + months	231	190,648	45.2%	825
	511	$ 421,990	100.0%	826

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CRE Construction and Development: Q3 2024



Residential Subdivision 3.3%
Other 10.2%
C-Store 2.1%
Retail 3.2%
Land - Residential Lot 6.4%
Land - Commercial 39.8%
Multi-family - Market Rate 5.7%
Multi-family - CD 15.4%
Warehouse 13.9%

CRE Construction Lending Highlights

- Total committed exposure for CRE construction loans was $1.23 billion at September 30, 2024 and June 30, 2024.
- The largest category of CRE construction loans was Land – Commercial at $354.6 million outstanding, or 39.8%, of CRE construction loans at September 30, 2024.
- Owner-occupied CRE construction loans were 13.3% of CRE construction loans at September 30, 2024.

Loan Type	Q3 2024			Q2 2024		
	Number	Balance	Average Loan Size	Number	Balance	Average Loan Size
	(Dollars in thousands)			(Dollars in thousands)		
Land - Commercial[1]	439	$ 354,616	808	464	$ 365,110	$ 787
Multi-family - CD[2]	14	137,102	9,793	14	127,298	9,093
Warehouse	30	123,545	4,118	29	118,566	4,088
Other	84	91,599	1,090	79	91,982	1,164
Land - Residential Lot	246	56,931	231	265	68,751	259
Multi-family - Market Rate	6	50,275	8,379	8	43,615	5,452
Residential Subdivision	8	29,067	3,633	8	48,178	6,022
Retail	19	28,616	1,506	26	37,072	1,426
Convenience Store (C-Store)	10	18,565	1,857	12	22,233	1,853
Total	856	$ 890,316	1,040	905	$ 922,805	1,020

(1) Includes loans that are secured by commercial properties that are in some stage of construction, land with improvements but valued as and only with intent to remove and construct new structures in the future, and raw land.
(2) Multi-family community development loans ("CD").

stellar BANCORP, INC.
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Regulatory Capital Ratios 11 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Minimum Required Plus Capital Conservation Buffer Consolidated Capital Ratios Estimated Total Capital Ratio (to risk-weighted assets) 15.91% 15.34% 10.50% Estimated Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 13.62% 12.98% 7.00% Estimated Tier 1 Capital Ratio (to risk-weighted assets) 13.74% 13.10% 8.50% Estimated Tier 1 Leverage Ratio (to average tangible assets) 11.25% 10.93% 4.00% Estimated Tangible Equity to Tangible Assets (1) 10.27% 9.53% N/A Bank Capital Ratios Estimated Total Capital Ratio (to risk-weighted assets) 15.07% 14.65% 10.50% Estimated Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 13.63% 13.12% 7.00% Estimated Tier 1 Capital Ratio (to risk-weighted assets) 13.63% 13.12% 8.50% Estimated Tier 1 Leverage Ratio (to average tangible assets) 11.16% 10.94% 4.00% September 30, 2024 June 30, 2024 Stellar’s capital build continued during the third quarter of 2024 • Stellar repurchased 108,984 shares at an average price per share of $26.10

12 Liquidity Profile Stellar is well-positioned to manage through the current environment. Sources of Liquidity at September 30, 2024 Sources of Liquidity Estimated Uninsured Deposits at September 30, 2024 (1) Brokered deposit capacity is governed by internal policy limits. (Dollars in millions) Total deposits 8,743$ Estimated uninsured deposits 4,923 (976) Estimated uninsured, net of collateralized deposits 3,947$ Percent of total deposits 45.1% Less: collateralized deposits (Dollars in millions) Cash 516$ Unpledged securities 1,191 Total on-balance sheet 1,707 FHLB available capacity 1,862 Discount window available capacity 768 Total immediate available liquidity 4,337 Available brokered deposit capacity(1) 1,551 Total available liquidity 5,888$ 109.9% 149.2% Immediate available liquidity coverage of estimated uninsured deposits, net of collateralized deposits Total available liquidity coverage of estimated uninsured deposits, net of collateralized deposits

13 Key Takeaways Excellent core funding profile Strong earnings power and franchise value in one of the best markets in the U.S. Key success factors: Credit performance and risk management Significant financial flexibility Positioned for rapid capital-build to continue

Diverse and Strong Markets of Operation

Greater Houston Market

- Houston is the **#4** most diverse city in the U.S. based on socioeconomic factors, according to Wallet Hub
- Houston added nearly 140,000 residents in '23, **2nd** among U.S. metros in population growth. The increase equates to a new resident every 3.8 minutes
- **25th** largest economy in the world – if ranked as a country, **14th** largest population in the U.S – if ranked as a state
- Port Houston is the busiest Gulf Coast container port, the Houston Ship Channel is **#1** ranked U.S. port in total foreign and domestic waterborne tonnage
- Houston is home to the Texas Medical Center, the world's largest medical complex, which has 10 million annual patient encounters
- Business friendly: **#3** among U.S. metro areas in Fortune 500 headquarters (26)
- Major business clusters in Beaumont-Port Arthur area include chemical and petroleum manufacturing, materials manufacturing and transportation

Houston is Diverse, with Significant Economic Tailwinds

Population Change **('19-'24)**	Houston MSA: 6.0% Texas: 5.9% / U.S: 2.1%
Median Household **Income ('24)**	Houston MSA: $75,557 Texas: $73,203 / U.S: $75,874
Significant Deposit Share	Stellar has over $8.6 billion in deposits in the Houston region[1]

Top 10 Bank by Deposits in Houston Region[1] ($B)


JPMorgan $150.8
Wells Fargo $30.1
BofA $25.3
Zions $13.2
PNC $9.0
Stellar $8.6
Frost $7.8
Prosperity $5.7
Cadence $5.7
Woodforest $5.7
Houston HQ Bank

Est. Population Growth '24-'29


4.9%
4.7%
2.4%
Houston MSA
Texas
USA

Est. Number of Households **Growth '24-'29**


5.1%
5.1%
2.7%
Houston MSA
Texas
USA

Note: Deposit market share based on FDIC data as of June 30, 2024.
1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches.
Source: S&P Capital IQ Pro, Houston.org, Texas Medical Center, and Wallet Hub.

stellar BANCORP, INC.
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Diversified and Growing Economy

Commentary

- Houston's economy has become much more diversified over the years, while remaining the energy capital of the United States
- Most of Houston's job sectors are growing at a faster rate than U.S.
- Transportation, warehousing, and utility services showed a large gain over the last year versus the United States

Diversified Economy by Job Sector[1]



Other Services 4%
Mining and Logging 2%
Information 1%
Wholesale Trade 5%
Professional and Business Services 16%
Financial Activities 5%
Transportation, Warehousing, and Utilities 6%
Education and Health Services 14%
Construction 7%
Manufacturing 7%
Government 13%
Retail Trade 9%
Leisure and Hospitality 10%

1) Data is preliminary as of February 2024, from the U.S. Bureau of Labor Statistics
Source: U.S. Bureau of Labor Statistics

Houston vs. U.S. Job Change by Industry (Feb '23 – Feb. '24)[1]



Mining and Logging
(0.7)%
Private Education and Health Services
5.3%
Financial Activities
0.1%
Leisure and Hospitality
1.9%
Professional and Business Services
1.6%
Information
(2.4)%
Wholesale Trade
1.9%
Transportation, Warehousing, and Utilities
2.5%
Government
4.4%
Total Nonfarm
2.4%
Manufacturing
3.3%
Construction
0.5%
Retail Trade
0.0%
Other Services
4.8%
United States
Houston MSA

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2.0 3.0 4.0 5.0 6.0 7.0 2.0 2.5 3.0 3.5 2007 2009 2011 2013 2015 2017 2019 2021 2023 Houston is a Strong and Resilient Market 16  Since the Great Recession, Houston has proven its resiliency, weathering economic cycles and natural disasters − Houston welcomed 2.1 million new residents and created over 965 thousand jobs since 2007 P o p u la tio n (M ) O il P ri c e D e c lin e G re a t R e c e s s io n Ik e H a rv e y C O V ID -1 9 E m p lo y m e n t (M ) Employment Population1) Data is preliminary as of February 2024, from the U.S. Bureau of Labor Statistics Source: U.S. Bureau of Labor Statistics, Texas Workforce Commission

92,198 (150,000) (100,000) (50,000) 0 50,000 100,000 150,000 D a lla s H o u s to n T a m p a A tl a n ta P h o e n ix M ia m i D e n v e r W a s h in g to n B o s to n M in n e a p o lis R iv e rs id e S e a tt le B a lt im o re P h ila d e lp h ia D e tr o it S a n D ie g o S a n F ra n c is c o C h ic a g o L o s A n g e le s N e w Y o rk Houston’s Growth Projected to Continue 17 Source: S&P Capital IQ Pro; U.S. Census Bureau. 2010-2024 Population Change (%) Houston had the second highest net migration in 2023 20 most populated metros 3.93% 0.31% -0.48% 27.64% 27.00% 21.95% 8.88% New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. • Houston has seen tremendous growth over the past ten years, aided by the relocation of multiple Fortune 500 companies • The continued growth of the Houston metro will strengthen and diversify the greater economy, benefiting the businesses and constituents Houston added over 90,000 people by net migration in 2023, second only to Dallas

$92,406 $89,429 $85,119 $82,998 $75,557 $73,203 $75,874 New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. $800,000 $982,500 $363,500 $450,000 $339,000 $344,800 $420,357 New York Los Angeles Chicago Dallas Houston Texas U.S. 8.7x 11.0x 4.3x 5.4x 4.5x 4.7x 5.5x New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. Housing Market and Cost of Living 18 • Cost of living in Houston is 5.9% less than that of the U.S. market average while the median household income is in line with U.S. median • Houston is #1 in U.S. annual new home construction 2 0 2 4 M e d ia n H o u s e h o ld I n c o m e 2 0 2 4 M e d ia n H o m e P ri c e (1) M e d ia n H o m e P ri c e t o H H I R a ti o (1) Home price shown for each respective city Source: S&P Capital IQ Pro; Redfin (March 2024); Houston.org

Appendix: Non-GAAP Reconciliation(1) 19 (1) See the disclosure under the heading “GAAP Reconciliation of Non-GAAP Financial Measures” on slide 2 regarding the use of non-GAAP financial measures. (2) Interim periods annualized. Total shareholders’ equity $ 1,626,123 $ 1,565,795 Less: Goodw ill and core deposit intangibles, net 595,434 601,633 Tangible shareholders’ equity $ 1,030,689 $ 964,162 Shares outstanding at end of period 53,446 53,564 Tangible book value per share $ 19.28 $ 18.00 Total assets $ 10,629,777 $ 10,723,663 Less: Goodw ill and core deposit intangibles, net 595,434 601,633 Tangible assets $ 10,034,343 $ 10,122,030 Tangible equity to tangible assets 10.27% 9.53% Net interest income (tax equivalent) $ 101,578 $ 101,482 Less: Purchase accounting accretion 6,795 10,098 Adjusted net interest income (tax equivalent) $ 94,783 $ 91,384 Average earning assets $ 9,643,629 $ 9,616,874 Net interest margin (tax equivalent)(2) 4.19% 4.24% Net interest margin (tax equivalent) excluding PAA (2) 3.91% 3.82% Interest on loans, as reported $ 132,372 $ 135,885 Less: Purchase accounting accretion 6,795 10,098 Interest on loans w ithout loan accretion $ 125,577 $ 125,787 Average loans $ 7,627,522 $ 7,808,320 Loan yield, as reported 6.90% 7.00% Loan yield, w ithout loan accretion 6.55% 6.48% Interest on interest-earning assets, as reported $ 151,776 $ 152,179 Less: Purchase accounting accretion 6,795 10,098 Interest on interest-earnings assets w ithout loan accretion $ 144,981 $ 142,081 Average interest-earnings assets $ 9,643,629 $ 9,616,874 Yield on interest-earnings assets, as reported 6.26% 6.36% Yield on interest-earnings assets, w ithout loan accretion 5.98% 5.94% (Dollars in thousands) Q3 2024 Q2 2024

20 NYSE: STEL